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                                                                    Exhibit 99.2

PATRON UPDATE: TRUSTWAVE AND ENTELAGENT TRANSACTIONS PROCEEDING
Friday January 24, 7:00 am EST

Chicago, IL -- (BUSINESS WIRE) -- January 24, 2003 -- Patron Holdings, Inc. (OTCBB: PAHG) is pleased to announce that the transactions with TrustWave Corp. and Entelagent Software Corp. are proceeding to close over the next few weeks.

"The management team of Patron is committed to open communication with its shareholders and are pleased to confirm that the transactions with TrustWave and Entelagent are proceeding according to our strategy," commented Patrick J. Allin, CEO of Patron Holdings, Inc. "With our committed group of private investors contributing up to $40 million in funding, we are in a position to not only close these transactions this quarter, but to pursue worldwide acquisitions and growth opportunities such as the wireless security agreement announced yesterday."

As previously announced, TrustWave was formed in 1995 by Joseph Patanella, an eighteen year veteran of the National Security Agency (NSA). TrustWave provides Enterprise Information Assurance services and solutions to a wide range of corporate, educational, and government clients. Recently, TrustWave announced an agreement with First Data Corp. to conduct security compliance audits and periodic, ongoing remote intrusion testing via TrustKeeper(R) under FDC's eWatch program. Primarily, the program will focus on FDC's e-merchants and supercedes traditional network vulnerability testing by checking for weaknesses in e-commerce specific applications, shopping carts and databases.

The TrustKeeper(R) product can also be used to ensure HIPAA and GLBA compliance in the healthcare and financial industries, as well as a company's proprietary information security policies.

In addition to TrustWave, Patron has announced an agreement to acquire Entelagent Software Corp. Entelagent provides enterprise-wide solutions for optimizing real-time electronic mail surveillance, pre and post-event review of email and attachments, archiving, and policy management. The core of the Entelagent architecture is SAMS Online(R) a scalable, full-function email gateway server that is hardware, operating system, email system and network independent.

Entelagent has quickly become the leading email content monitoring and archiving software to the financial services industry including global customers such as:
Goldman-Sachs, Mellon Bank, Nomura Securities, Daiwa Securities America and Edward Jones & Company.

Contacts:

    Patron Holdings, Inc., Chicago
    Marie Graul, CFO 847.340.0527
    IR@patronsystems.net
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About Patron Holdings, Inc.

Patron Holdings, Inc. is a development-stage information security company incorporated in April 2002 to provide security services and technology products to global enterprises. Patron's Security Services Group intends to work with organizations to provide comprehensive, certifiable solutions for trusted information environments. Initial offerings are contemplated to include vulnerability assessments, compliance and certification reviews, training, remediation, monitoring, and managed services. Patron's Technology and Products Group, through its planned acquisition of third generation software and hardware, plans to help enterprises address security needs holistically throughout the IT environment. Patron Systems intends to deploy products maintaining the highest standards of independence, product quality and functionality, as well as ROI for the client organization.


Forward Looking Statements

The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed reincorporation merger or any proposed acquisitions, the ability of Patron to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Patron assumes no obligation to update information concerning its expectations.